UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 21, 2009

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

955 East Arques Avenue
Sunnyvale, CA  94085
(Address of Principal Executive Offices, including zip code)

(408) 530-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 3, 2008, MIPS Technologies, Inc. (“MIPS”) entered into a Loan and Security Agreement (“Loan and Security Agreement”) with Silicon Valley Bank (“SVB”), providing for a term loan and a revolving credit facility.  The Loan and Security Agreement contains customary affirmative and negative covenants for agreements of this type (including financial covenants), and events of default.  The Loan and Security Agreement was previously amended on December 18, 2008 to increase the amount that MIPS may invest in its subsidiaries, and on May 7, 2009 to adjust certain provisions of the Loan and Security Agreement in light of the sale of MIPS’ Analog Business Group to Synopsys, Inc.

On September 21, 2009, MIPS and SVB entered into a third amendment of the Loan and Security Agreement (“Amendment No. 3”), pursuant to which certain definitions and exhibits to the Loan and Security Agreement were revised.  The effect of these changes is to revise MIPS’ calculation of EBITDA for purposes of the financial covenants in the Loan and Security Agreement and to extend the maturity date for the revolving line of credit from July 2, 2009 to September 20, 2010.  Other than these changes, the Loan and Security Agreement continues in full force in accordance with its terms.

The foregoing description of Amendment No. 3 in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such amendment referenced as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

            10.1     Amendment No. 3 to Loan and Security Agreement, dated September 21, 2009, between MIPS Technologies, Inc. and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: September 25, 2009	By:	/s/ GAIL SHULMAN
Name: Gail Shulman
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 3 to Loan and Security Agreement, dated September 21, 2009, between MIPS Technologies, Inc. and Silicon Valley Bank